Exhibit 99.1
Phreesia Announces Fiscal Year End 2021 Results
Raleigh, North Carolina, March 30, 2021 – Phreesia, Inc. (NYSE: PHR) (“Phreesia”) announced financial results today for the fiscal fourth quarter and fiscal year ended January 31, 2021.

"Our team’s strength and resilience throughout a challenging fiscal 2021 supported our clients and helped drive our financial results. We are proud to support the incredible ongoing efforts of healthcare providers across the country while furthering Phreesia's mission of creating a better, more engaging healthcare experience," said Phreesia CEO Chaim Indig.
Fiscal Fourth Quarter 2021 Highlights

•Revenue was $41.8 million in the quarter, up 27% year-over-year.
•Average number of provider clients was 1,808 in the quarter, up 13% year-over-year.
•Average revenue per provider client was $17,858, up 7% year-over-year.
•Adjusted EBITDA was negative $0.09 million in the quarter compared to $1.3 million in the same period in the prior year.
•Cash as of January 31, 2021 was $218.8 million, down $35.3 million from October 31, 2020.
Fiscal Year End January 31, 2021 Highlights

•Revenue was $148.7 million in fiscal 2021, up 19% year-over-year.
•Average number of provider clients was 1,711 in fiscal 2021, up 9% year-over-year.
•Average revenue per provider client was $69,499 in fiscal 2021, up 6% year-over-year.
•Adjusted EBITDA was $3.8 million in fiscal 2021, as compared to $4.8 million in fiscal 2020.
•Cash as of January 31, 2021 was $218.8 million, up $128.5 million from January 31, 2020.

Outlook for Fiscal 2022

For the full fiscal year 2022, ending January 31, 2022, the Company expects revenue to be between $178 million and $186 million, consistent with its previous growth guidance of 20 to 25 percent over fiscal year 2021.

Conference Call Information
The Company will hold a conference call on Wednesday, March 31, 2021, at 8:30 a.m. Eastern Time to review the Company’s fiscal fourth quarter and fiscal year 2021 financial results. To participate in the Company’s live conference call and webcast, please dial (866) 211-4557 (or (647) 689-6750 for international participants) using conference code number 3387628 or visit the “Events & Presentations” section of ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
Recent Events

COVID-19
In March 2020, the World Health Organization declared the ongoing outbreak of a novel strain of coronavirus (COVID-19) a pandemic and the United States declared a national emergency with respect to COVID-19. The impact of the COVID-19 pandemic has been widespread and rapidly evolving, and has led to the implementation of various responses over the last year, including government-imposed quarantines, travel restrictions, business and school closures, and other public health safety measures. During the last few months, several vaccines for COVID-19 received FDA approval and are currently being administered across the country. Despite growing vaccination rates, we believe COVID-19 will continue to impact the normal operations of our clients, which are primarily healthcare providers. Because our business relies, in part, on the growth and success of our clients, any disruption to our clients' operations will impact our revenue as follows:
•Subscription and related services: Disruptions to provider operations impact our subscription and related services revenue because of disruptions to sales processes and client implementations.
•Payment processing: Any decline in non-essential and elective patient visits directly impacts the revenue we receive from payment processing tools.

•Life sciences: Because our life sciences revenue is driven by the number of patients receiving targeted messages, a decline in patient visits may impact our revenue earned through patient engagement.

During the third quarter of fiscal 2021, patient visits returned to pre-pandemic levels as restrictions were lifted. During the fourth quarter of fiscal 2021, patient visits remained stable despite a surge in COVID-19 cases. We have seen positive trends as a result of our ability to use our Platform and solutions to assist our healthcare provider clients as they implement new safety protocols in order to continue to see patients, including minimizing contact during intake of patients, mobile check-in, transitioning patients to telehealth visits and enabling providers to screen patients for COVID-19 risk factors. Our COVID-19 module was used in over 45 million patient screenings during fiscal 2021. In addition to patient screenings, health care provider clients are also using our COVID-19 Vaccination Management Solution to manage vaccine delivery and identify vaccine-hesitant patients.

Given the unknown timeline and the near-term uncertainty of COVID-19 on our business, there continues to be uncertainty as to the extent to which the global COVID-19 pandemic may adversely impact our business operations, financial performance, and results of operations at this time.

ACQUISITION

On January 8, 2021, we acquired QueueDr Inc. (QueueDr), a SaaS technology company, to enhance our appointments solution. The total consideration for the acquisition consists of $5.8 million in cash paid at the acquisition date, $2.1 million of liabilities incurred and $2.2 million in performance-related contingent payments.

Phreesia, Inc.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share data)

	January 31,
	2021	2020
Assets
Current:
Cash and cash equivalents	$218,781	$90,315
Settlement assets	15,488	12,368
Accounts receivable, net of allowances	29,052	21,978
Deferred contract acquisition costs	1,693	1,720
Prepaid expenses and other current assets	7,254	5,157
Total current assets	$272,268	$131,538
Property and equipment, net of accumulated depreciation and amortization of $40,148 and $35,551	26,660	14,487
Capitalized internal-use software, net of accumulated amortization of $25,476 and $19,554	10,476	8,735
Operating lease right-of-use assets (1)	2,654	—
Deferred contract acquisition costs	1,248	1,594
Intangible assets, net of accumulated amortization of $525 and $271	2,725	1,199
Long-term deferred tax assets	658	775
Goodwill	8,307	250
Other assets	1,670	180
Total Assets	$326,666	$158,758
Liabilities and Stockholders’ Equity
Current:
Settlement obligations	$15,488	$12,368
Short-term debt and finance lease liabilities	4,864	2,324
Current portion of operating lease liabilities (1)	1,087	—
Accounts payable	4,389	6,017
Accrued expenses	18,324	9,243
Deferred revenue	10,838	5,401
Total current liabilities	$54,990	$35,353
Long-term debt and finance lease liabilities	6,471	21,540
Operating lease liabilities, non-current (1)	1,899	—
Total liabilities	$63,360	$56,893
Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.01 par value—500,000,000 shares authorized as of January 31, 2021 and January 31, 2020, respectively; 44,880,883 and 36,610,763 shares issued and outstanding at January 31, 2021 and 2020, respectively;	449	366
Additional paid-in capital	579,599	386,383
Accumulated deficit	(311,777)	(284,485)
Treasury stock, at cost, 99,520 and 13,078 shares at January 31, 2021 and 2020, respectively	(4,965)	(399)
Total Stockholders’ Equity	263,306	101,865
Total Liabilities and Stockholders’ Equity	$326,666	$158,758
(1) Figures as of January 31, 2021 reflect the Company's February 1, 2020 adoption of Accounting Standards Codification 842, Leases (ASC 842).

Phreesia, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Three months ended January 31,		Fiscal year ended January 31,
	2021	2020	2021	2020
Revenue:
Subscription and related services	$18,846	$15,064	$69,042	$56,357
Payment processing fees	13,448	11,719	49,900	46,500
Life sciences	9,514	6,032	29,735	21,927
Total revenue	41,808	32,815	148,677	124,784
Expenses:
Cost of revenue (excluding depreciation and amortization)	6,984	4,237	23,461	16,831
Payment processing expense	7,800	6,936	28,925	27,889
Sales and marketing	12,959	8,187	42,972	32,357
Research and development	6,355	4,860	22,622	18,623
General and administrative	11,739	9,609	40,460	30,458
Depreciation	2,645	2,310	9,770	8,753
Amortization	1,607	1,348	6,138	5,171
Total expenses	50,089	37,487	174,348	140,082
Operating loss	(8,281)	(4,672)	(25,671)	(15,298)
Other income (expense), net
Other income (expense), net	230	(283)	1	(1,023)
Change in fair value of warrant liability	—	—	—	(3,307)
Interest (expense) income, net	(367)	(676)	(1,573)	(2,445)
Total other expense, net	(137)	(959)	(1,572)	(6,775)
Loss before benefit from (provision for) income taxes	(8,418)	(5,631)	(27,243)	(22,073)
Benefit from (provision for) income taxes	322	1,963	(49)	1,780
Net loss	(8,096)	(3,668)	(27,292)	(20,293)
Preferred stock dividends paid	—	—	—	(14,955)
Accretion of redeemable preferred stock	—	—	—	(56,175)
Net loss attributable to common stockholders, basic and diluted	$(8,096)	$(3,668)	$(27,292)	$(91,423)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.18)	$(0.10)	$(0.69)	$(4.50)
Weighted-average common shares outstanding, basic and diluted (1)	44,324,718	36,010,388	39,519,640	20,301,189
(1)The Company’s potential dilutive securities have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same.

Phreesia, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands, except for shares and per share data)

	For the fiscal years ended January 31,
	2021	2020	2019
Cash flows from operating activities:
Net loss	$(27,292)	$(20,293)	$(15,062)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	15,908	13,924	11,594
Stock compensation expense	13,489	6,177	1,447
Change in fair value of warrants liability	—	3,307	2,058
Amortization of debt discount	389	445	798
Loss on extinguishment of debt	—	1,073	—
Cost of Phreesia hardware purchased by customers	762	741	585
Deferred contract acquisition cost amortization	2,025	1,977	1,640
Non-cash operating lease expense	1,766	—	—
Deferred tax asset	(65)	(775)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,619)	(5,905)	(3,765)
Prepaid expenses and other assets	(1,600)	(312)	(576)
Deferred contract acquisition costs	(1,652)	(2,097)	(2,500)
Accounts payable	(3,821)	(30)	2,367
Accrued expenses and other liabilities	6,004	3,681	(2,317)
Lease liability	(1,786)	—	—
Deferred revenue	5,382	(1,087)	1,601
Net cash provided by (used in) operating activities	$2,890	$826	$(2,130)
Cash flows used in investing activities:
Acquisitions, net of cash acquired	(6,510)	—	(1,190)
Capitalized internal-use software	(7,334)	(5,305)	(5,109)
Purchases of property and equipment	(11,241)	(7,015)	(4,724)
Net cash used in investing activities	$(25,085)	$(12,320)	$(11,023)
Cash flows from financing activities:
Proceeds from issuance of common stock in equity offerings, net of underwriters' discounts and commissions	174,800	130,781	—
Payment of preferred stock dividends	—	(14,955)	—
Proceeds from issuance of common stock upon exercise of stock options	4,385	1,809	361
Tax withholdings on stock compensation awards	(4,965)	—	—
Payment of offering costs	(290)	(6,217)	(195)
Proceeds from revolving line of credit	—	9,876	14,800
Payments of revolving line of credit	(20,663)	(17,676)	(7,000)
Proceeds from term loan	—	20,000	—
Repayment of term loan and loan payable	—	(21,042)	(1,167)
Insurance financing arrangement	2,009	—	—
Principal portion of finance lease payments	(2,630)	(1,898)	(2,470)
Principal payments on financing arrangements	(1,691)	—	—
Debt extinguishment costs	—	(300)	—
Debt issuance costs	(69)	(112)	(136)
Loan facility fee payment	(225)	—
Net cash provided by financing activities	$150,661	$100,266	$4,193
Net increase (decrease) in cash and cash equivalents	128,466	88,772	(8,960)
Cash and cash equivalents—beginning of year	90,315	1,543	10,503
Cash and cash equivalents—end of year	$218,781	$90,315	$1,543

Disclosures of additional investing and financing activities:
Supplemental information:
Right-of-use assets recorded in exchange for operating lease liabilities (1)	$4,359	$—	$—
Property and equipment acquisitions through finance leases	$8,885	$2,047	$4,425
Capitalized software acquired through financings	$174	$—	$—
Purchase of property and equipment and capitalized software included in accounts payable	$3,359	$1,253	$—
Cashless transfer of term loan and related accrued fees into increase in debt balance	$20,257	$—	$—
Cashless transfer of lender fees through increase in debt balance	$406	$—	$—
Deferred issuance costs included in accounts payable and accrued expenses	$—	$—	$344
Issuance of warrants related to debt	$—	$833	$—
Receivables for cash in-transit on stock option exercises	$915	$—	$—
Cashless exercise of common stock warrants	$3,060	$3,530	$—
Shares issued in connection with acquisition	$—	$—	$162
Cash paid for:
Interest	$1,465	$2,310	$2,799
Income taxes	$64	$—	$—
(1) Includes $2,741 initial right of use asset recorded upon adoption of ASC 842.
Non-GAAP financial measures
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We define Adjusted EBITDA as net income or loss before interest expense (income), net, (benefit from) provision for income taxes, depreciation and amortization, and before stock-based compensation expense, change in fair value of warrant liability, change in fair value of contingent consideration liabilities and other (income) expense, net.
We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release and our Annual Report on Form 10-K because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; or (4) Interest expense (income), net; and
•Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods indicated:

Phreesia, Inc.
Adjusted EBITDA
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
(in thousands)	2021	2020	2021	2020
Net loss	$(8,096)	$(3,668)	$(27,292)	$(20,293)
Interest expense (income), net	367	676	1,573	2,445
(Benefit from) provision for income taxes	(322)	(1,963)	49	(1,780)
Depreciation and amortization	4,252	3,657	15,908	13,924
Stock-based compensation expense	3,873	2,345	13,489	6,177
Change in fair value warrant liability	—	—	—	3,307
Change in fair value of contingent consideration liabilities	71	—	71	—
Other (income) expense, net	(230)	283	(1)	1,023
Adjusted EBITDA	$(85)	$1,330	$3,797	$4,803

Phreesia, Inc.
Reconciliation of GAAP and Adjusted Operating Expenses
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
(in thousands)	2021	2020	2021	2020
GAAP operating expenses
General and administrative	11,739	9,609	$40,460	$30,458
Sales and marketing	12,959	8,187	42,972	32,357
Research and development	6,355	4,860	22,622	18,623
Cost of revenue	6,984	4,237	23,461	16,831
	$38,037	$26,893	$129,515	$98,269
Stock compensation included in GAAP operating expenses
General and administrative	2,192	1,548	7,361	3,901
Sales and marketing	967	507	3,497	1,370
Research and development	501	311	1,995	796
Cost of revenue	213	(21)	636	110
	$3,873	$2,345	$13,489	$6,177
Adjusted operating expenses
General and administrative	$9,547	$8,061	$33,099	$26,557
Sales and marketing	11,992	7,680	39,475	30,987
Research and development	5,854	4,549	20,627	17,827
Cost of revenue	6,771	4,258	22,825	16,721
	$34,164	$24,548	$116,026	$92,092

Phreesia, Inc.
Key Metrics
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2021	2020	2021	2020
Key Metrics:
Provider clients (average over period)	1,808	1,603	1,711	1,571
Average revenue per provider client	$17,858	$16,708	$69,499	$65,486

•Provider clients. We define provider clients as the average number of healthcare provider organizations that generate revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single provider client. We believe growth in the number of provider clients is a key indicator of the performance of our business and depends, in part, on our ability to successfully develop and market our Platform to healthcare provider organizations that are not yet clients. While growth in the number of provider clients is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future provider client growth. For example, as the number of provider clients increases, we may need to add to our customer support team and invest to maintain effectiveness and performance of our Platform and software for our provider clients and their patients.
•Average revenue per provider client. We define average revenue per provider client as the total subscription and related services and payment processing revenue generated from provider clients in a given period divided by the average number of provider clients that generate revenue each month during that same period. We are focused on continually delivering value to our provider clients and believe that our ability to increase average revenue per provider client is an indicator of the long-term value of the Phreesia Platform.

Additional Information
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2021	2020	2021	2020
Patient payment volume (in millions)	$552	$477	$1,997	$1,865
Payment facilitator volume percentage	79%	82%	81%	82%

•Patient payment volume. We believe that patient payment volume is an indicator of both the underlying health of our provider clients’ businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our provider clients and their patients utilizing our payment platform, including via credit and debit cards that we process as a payment facilitator as well as cash and check payments and transactions where Phreesia acts as a gateway to other payment processors.

•Payment facilitator volume percentage. We define payment facilitator volume percentage as the volume of credit and debit card patient payment volume that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our payment processing revenue.

Available Information
Phreesia intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Forward Looking Statements
This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to healthcare provider clients. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 that will be filed with the SEC following this earnings release. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

This press release includes certain non-GAAP financial measures as defined by SEC rules. We have provided a reconciliation of those measures to the most directly comparable GAAP measures.
ABOUT PHREESIA
Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their healthcare and provides a modern, consistent experience, while enabling healthcare organizations to enhance clinical care and drive efficiency.
Investors:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950

Media:
Maureen McKinney
Phreesia, Inc.
mmckinney@phreesia.com
(773) 330-8908